For investor information contact:
                               Leigh Salvo, Investor Relations
(510) 743-1718
investor@volterra.com

VOLTERRA REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

Company Achieves 47% Revenue Increase and 14th Consecutive Quarter of Revenue Growth

Fremont, California, September 8, 2004 - Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its second quarter ending June 30, 2004, during which it achieved its 14th consecutive quarter of revenue growth.

Net revenue for the second quarter of 2004 was $9.1 million, an increase of 47% over net revenue of $6.2 million for the second quarter of 2003 and a 20% sequential increase from net revenue of $7.6 million for the first quarter of 2004.  Net income was $0.6 million, or $0.03 per share (diluted), for the second quarter of 2004, compared with a net loss of $1.5 million, or ($0.27) per share (diluted), for the second quarter of 2003.

Volterra also reports net income and basic and diluted net income per share on a non-GAAP-basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense and non-recurring charges such as restructuring write-offs, net of tax. Non-GAAP net income was $0.7 million, or $0.03 per share (diluted), for the second quarter of 2004, compared with pro forma net loss of $1.3 million, or ($0.25) per share (diluted), for the second quarter of 2003. Shares used in computing pro forma net income (loss) per share for the second quarter of 2004 increased to 21.1 million, compared with 5.4 million for the second quarter of 2003.

"Volterra emerges from its first reporting period as a publicly traded company uniquely positioned as a high performance analog semiconductor provider in one of the fastest growing sectors of the industry. We have achieved 14 consecutive quarters of revenue growth, demonstrating our ability to expand our business even in difficult industry conditions," said Volterra President and CEO Jeff Staszak. "Our markets are expanding and our customer base is diversifying. We have the advanced technology, people and financial strength to deliver unrivaled value to our customers."

Volterra’s revenue growth rate accelerated in the second quarter both on a year-over-year and sequential basis. Gross margin for the second quarter of 2004 increased to 54% compared to 36% for the second quarter of 2003. This was the second sequential quarter of profitability and a third sequential quarter of positive operating cash flow.

Earnings Conference Call
Volterra will be conducting a conference call today at 5:30 p.m. (EDT). To access the conference call, investors can dial (800) 237-9752 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (617) 847-8706. Investors should reference Volterra or reservation number 36158237. The conference call will also be available via the web at www.volterra.com in the Investors Section.

The webcast and a digital replay of the conference call will be available through midnight on Friday, October 1, 2004. To access the replay, investors should dial (888) 286-8010 or (617) 801-6888 and enter reservation number 79366557.

About Volterra Semiconductor Corporation
Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company's product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information please visit www.volterra.com.

Non-GAAP Financial Measures
Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, as compared to comparable companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Volterra uses calculations of (i) non-GAAP net income, which represents net income excluding the effect of stock-based compensation expense and non-recurring charges such as restructuring, write-offs, net of tax; and (ii) non-GAAP basis and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and non-recurring charges such as restructuring, write-offs, net of tax. Volterra’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing economic performance and Volterra therefore uses non-GAAP reporting internally to evaluate and manage Volterra’s operations.

Volterra has chosen to provide this information to investors to enable them to perform considerations of operating results in a manner similar to how the Company analyzes its operating results. However, Volterra’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Volterra presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Volterra’s operating results and financial condition in a manner that focuses on what management believes to be Volterra’s ongoing business operations. Management also believes that the inclusion of the non-GAAP net income and basic and diliu ted net income per share calculations provide consistency and comparability with similar companies in Volterra’s industry. Investors should note, however, that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner as that of other companies. Whenever Volterra uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Safe Harbor Statements:
This press release regarding financial results for the quarter ended June 30, 2004 contains forward-looking statements based on current expectations of Volterra. The words "expect," "will," "should," "would," "anticipate," "project," "outlook," "believe," "intend," and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Volterra may not be able to maintain its current revenue growth rate or gross margin levels; risks that one or more of Volterra's concentrated group of customers may reduce demand or price for Volterra's products or a particular product; dependence on a limited number of products; risks that Volterra may not be able to manage its growth; risks that Volterra's new products may not be able to be completed in a timely fashion or gain market acceptance; risks with managing its small number of distributors; intellectual property litigation risk; the semiconductor industry's cyclical nature; the seasonality in our business; geographic concentration of foundries, assembly and test facilities and customers in the Pacific Rim, subjecting Volterra to risks of natural disasters, epidemics and political unrest; and other factors detailed in our filings with the Securities and Exchange Commission, including the Prospectus with respect to our initial public offering filed pursuant to Rule 424(b)(4) on July 29, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak onl y as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)

Net revenue	$9,144	$6,237	$16,759	$12,307
Cost of revenue	4,242	4,021	7,900	7,742

Gross margin	4,902	2,216	8,859	4,565

Operating expenses:
Research and development	3,000	2,521	5,570	4,894
Selling, general and administrative	1,175	1,078	2,217	2,296
Stock-based compensation (*)	174	—	273	—
Restructuring charge	—	142	—	142

Total operating expenses	4,349	3,741	8,060	7,332

Income (loss) from operations	553	(1,525)	799	(2,767)

Interest and other income	44	43	82	86
Interest and other expense	(3)	(5)	(5)	(6)

Income (loss) before income taxes	594	(1,487)	876	(2,687)
Income tax expense	28	—	41	—

Net income (loss)	$566	$(1,487)	$835	$(2,687)

Basic net income (loss) per share	$0.10	$(0.27)	$0.15	$(0.49)
Shares used in computing basic net
income (loss) per share	5,546	5,439	5,559	5,430

Diluted net income (loss) per share	$0.03	$(0.27)	$0.04	$(0.49)
Shares used in computing diluted net
income (loss) per share	21,076	5,439	20,851	5,430

(*) Stock-based compensation consists of:
Cost of revenue	$7	—	$13	—
Research and development	100	—	142	—
Selling, general and administrative	67	—	118	—

Total	$174	—	$273	—

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
GAAP net income	$566	$(1,487)	$835	$(2,687)
Adjustments:
Stock-based compensation	174	—	273	—
Non-recurring charges	—	142	—	142
Total operating income adjustments	174	142	273	142
Income tax effect	(8)	—	(13)	—
Non-GAAP net income	$732	$(1,345)	$1,095	$(2,545)

Non-GAAP Basic Net Income per share	$0.13	$(0.25)	$0.20	$(0.47)
Non-GAAP Diluted Net Income per share	$0.03	$(0.25)	$0.05	$(0.47)

Basic Weighted average shares	5,546	5,439	5,559	5,430
Diluted Weighted average shares	21,076	5,439	20,851	5,430

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,451	$10,129
Accounts receivable, net	2,076	2,430
Inventory	4,097	2,002
Prepaids and other current assets	538	332

Total current assets	17,162	14,893
Property and equipment, net	1,482	1,189
Other assets	34	34

Total assets	$18,678	$16,116

Liabilities, Convertible Preferred Stock and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$2,414	$1,621
Accrued liabilities	1,372	1,109
Line of credit	1,400	1,800

Total current liabilities	5,186	4,530
Commitments and contingencies
Convertible preferred stock	60,818	60,818
Stockholders’ (deficit) equity:
Preferred stock	—	—
Common stock	6	6
Additional paid-in capital	1,368	1,160
Deferred stock-based compensation	(718)	—
Notes receivable from stockholders	—	(1,581)
Accumulated deficit	(47,982)	(48,817)

Total stockholders’ (deficit) equity	(47,326)	(49,232)

Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$18,678	$16,116